Exhibit 99.1

Contact:	Brad Belhouse—Investors	Gary Thompson—Media
	Harrah’s Entertainment, Inc.	Harrah’s Entertainment, Inc.
	(702) 407-6367	(702) 407-6529

Release #HET 06-0445

Harrah’s Pays $73 Million Price Adjustment For Bluffs Run Casino

LAS VEGAS, June 21, 2004—Harrah’s Entertainment, Inc. (NYSE:HET) said it recently paid about $73 million to an Iowa West Racing Association affiliate as an additional purchase price consideration for the Bluffs Run Casino.

Harrah’s acquired Bluffs Run, a greyhound racing facility in Council Bluffs, Iowa, as part of the 2001 Harveys Casino Resorts acquisition. Harveys had bought Bluffs Run from Iowa West in 1999.

In acquiring Harveys, Harrah’s assumed terms of the earlier Harveys-Iowa West transaction. Included in those terms was a provision for an increase in the purchase price for Bluffs Run if the State of Iowa reduced racetrack casino gaming taxes before 2007.

In April 2004, the Iowa Legislature enacted legislation that reduces the racetrack casino tax rate to 22 percent from 36 percent effective July 1, 2004. If racetrack casinos operate table games, the new tax rate would be 24 percent.

Bluffs Run is owned by Harrah’s, leased to Iowa West (which holds the pari-mutuel and gaming license for the facility) and managed by Harrah’s. The $73 million price adjustment payment assumes a 24 percent tax rate and the future operation of table games at Bluffs Run. However, Iowa West has taken the position that the purchase price adjustment should be based on a tax rate of 22 percent, which would result in an additional $12 million payment to Iowa West. Harrah’s anticipates that the issue will be resolved by arbitration.

The $73 million payment and any additional payment that may be required as a result of the arbitration will increase goodwill attributable to the Bluffs Run facility.

Founded 66 years ago, Harrah’s Entertainment, Inc. owns or manages through various subsidiaries 25 casinos in the United States, primarily under the Harrah’s brand name. Harrah’s Entertainment is focused on building loyalty and value with its target customers through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership.

More information about Harrah’s Entertainment is available on the company’s Web site, www.harrahs.com.

This release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions, new projects, strategies, future performance, the outcome of contingencies such as legal proceedings and future financial results. We have based these forward-looking statements on our current expectations and projections about future events.

We caution the reader that forward-looking statements involve risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors as well as other factors described from time to time in our reports filed with the Securities and Exchange Commission:

•                              the effect of economic, credit and capital market conditions on the economy in general, and on gaming and hotel companies in particular;

•                              construction factors, including delays, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters and building permit issues;

•                              the effects of environmental and structural building conditions relating to the company’s properties;

•                              our ability to timely and cost effectively integrate into our operations the companies that we acquire;

•                              access to available and feasible financing;

•                              changes in laws (including increased tax rates), regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies;

•                              litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation;

•                              ability of our customer-tracking, customer-loyalty and yield-management programs to continue to increase customer loyalty and same-store sales;

•                              our ability to recoup costs of capital investments through higher revenues;

•                              acts of war or terrorist incidents;

•                              abnormal gaming holds, and

•                              the effects of competition, including locations of competitors and operating and market competition.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.